SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2007

NATHAN'S FAMOUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-3189	11-3166443
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

1400 Old Country Road, Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code  (516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2007, the Registrant entered into a Stock Purchase Agreement with Miami Subs Capital Partners I, Inc. (“Purchaser”) and Miami Subs Corporation (“MSC”) effective as of May 31, 2007 pursuant to which the Registrant sold to the Purchaser all of the stock of MSC in exchange for $3,250,000, consisting of $850,000 in cash and the Purchaser’s promissory note in the principal amount of $2,400,000 (the “Note”). The Note is payable over a four-year term and is secured by a lien on all of the assets of MSC and by the personal guarantees of two principals of the Purchaser. Prior to entering into the Stock Purchase Agreement, MSC transferred to the Registrant assets having a value of approximately $4.0 million, consisting of intercompany receivables and certain cash of MSC (with the balance of cash remaining in MSC), MSC’s then-current corporate headquarters located at 6300 NW 31st Avenue, Ft. Lauderdale, Florida, all tangible property of every kind located at the corporate headquarters and certain leasehold interests.

There is no material relationship between the Registrant and any of its affiliates and the Purchaser, other than in respect of the Stock Purchase Agreement, Note and the other related agreements described above.

The Stock Purchase Agreement is attached as Exhibit 10.1 hereto, the Note is attached as Exhibit 10.2 hereto and the press release announcing the transaction is attached as Exhibit 99.1 hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 7, 2007, pursuant to the Stock Purchase Agreement described in Item 1, above, effective May 31, 2007, the Registrant sold all of the stock of MSC in exchange for $3,250,000 consisting of $850,000 in cash and the Note. By virtue of the sale of the stock of MSC, the Registrant sold all of the subsidiaries of MSC. Certain assets of MSC were retained by Registrant as a result of the transfer of assets by MSC prior to the execution of the Stock Purchase Agreement, as more fully described in Item 1.01, above, the terms of which are hereby incorporated by reference.

There is no material relationship between the Registrant and any of its affiliates and the Purchaser, other than in respect of the Stock Purchase Agreement, Note and the other related agreements described above.

 Item 9.01. Financial Statements and Exhibits.

(a)	Pro Forma Financial Information.

The financial information required by the Item is annexed hereto as Exhibit 99.2. The unaudited pro forma condensed consolidated financial statements give effect to the sale of MSC.

(d) Exhibits.

10.1	Stock Purchase Agreement entered into on June 7, 2007 effective as of May 31, 2007 by and among Miami Subs Capital Partners I, Inc., Miami Subs Corporation and the Registrant

10.2	Promissory Note of Miami Subs Capital Partners I, Inc.

99.1	Press release dated June 8, 2007

99.2	Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.

NATHAN'S FAMOUS, INC.

By:	/s/ Ronald DeVos
Ronald DeVos Vice-President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 13, 2007